Exhibit 99

Piper Jaffray Companies Reports Fourth Quarter and Full Year 2018 Results
MINNEAPOLIS – February 1, 2019 – Piper Jaffray Companies (NYSE: PJC) today announced its results for the fourth quarter ended December 31, 2018.
"We finished the year strong driven by advisory services and a robust year for equity financing," said Chad R. Abraham, chief executive officer. "Our continued strong results have enabled us to return $118 million to our shareholders in 2018. We are pleased to announce our annual special dividend of $1.01 per share, which brings our total dividend for 2018 to $2.51 per share."

	Fourth Quarter 2018 Results						Full Year 2018 Results
	U.S. GAAP			Adjusted (1)			U.S. GAAP		Adjusted (1)
(Dollars in millions, except per share data)	Q4	vs.	vs.	Q4	vs.	vs.		vs.		vs.
	2018	Q3-18	Q4-17	2018	Q3-18	Q4-17	2018	2017	2018	2017
Net revenues	$224.4	3%	-5%	$223.1	3%	-5%	$784.4	-10%	$780.8	-10%
Net income applicable to Piper Jaffray Companies	$18.2	-17%	N/M	$29.9	5%	8%	$57.0	N/M	$93.7	-14%
Earnings per diluted common share	$1.21	-15%	N/M	$1.99	7%	11%	$3.72	N/M	$6.13	-14%
(1) A non-U.S. GAAP ("non-GAAP") measure. For a detailed explanation of the adjustments made to the corresponding U.S. GAAP measures, see "Reconciliation of U.S. GAAP to Selected Summary Financial Information." We believe that presenting our results and measures on an adjusted basis in conjunction with U.S. GAAP measures provides the most meaningful basis for comparison of our operating results across periods.
N/M — Not meaningful

BUSINESS & FINANCIAL HIGHLIGHTS

•	Fourth quarter revenues of $224 million represent our strongest quarter of the year driven by several businesses.

•	Advisory services and public finance capitalized on the momentum built throughout 2018 with fourth quarter revenues of $128 million and $28 million, respectively, both high points for the year.

•	Equity sales and trading registered the strongest quarter of the year with revenues of $23 million.

•	Earnings per diluted common share of $1.21 and adjusted earnings per diluted common share of $1.99 for the quarter.

•	Full year 2018 revenues of $784 million represent our second strongest year on record.

•	Sustained performance in advisory services with revenues near $400 million, representing 50% of total revenues.

•	Equity financing revenues of $122 million with 77% of revenues attributable to bookrun deals represents one of our strongest years.

•	Retained leadership in public finance underwriting the second most municipal negotiated issues in the country. We underwrote 436 issues with an aggregate par value of approximately $11.5 billion.

•	Full year 2018 earnings per diluted common share of $3.72 and adjusted earnings per diluted common share of $6.13, representing our second strongest year on record.

•	Meaningfully reduced risk in our fixed income business by decreasing inventories 55% during the year.

TALENT

•	James Baker, a leader in our energy franchise, named as global co-head of investment banking and capital markets.

•	We grew our investment banking managing director headcount by 7% to 90 managing directors during the year. The additions were broad-based across industry groups.

•
Expanded our research coverage in biotechnology during the year by adding two senior analysts. We now have one of the broadest biopharma platforms on the street with six senior research analysts and the capacity to cover 125+ stocks.

CAPITAL RETURNED

•
Declared a special cash dividend of $1.01 per share and a quarterly cash dividend of $0.375 per share both to be paid on March 15, 2019, to shareholders of record as of the close of business on February 25, 2019.

•	During the quarter, we repurchased approximately 572,000 shares of common stock, or $39.2 million, at an average price of $68.59 per share.

•	Returned an aggregate of $118.1 million to shareholders in 2018 through dividends and share repurchases.

SELECTED FINANCIAL DATA
U.S. GAAP Results and Commentary
We adopted new revenue recognition guidance effective as of January 1, 2018. As a result of adopting the new guidance, we now present client reimbursed deal expenses on a gross basis on the consolidated statements of operations, rather than the previous presentation of netting deal expenses within revenues. This change did not impact our pre-tax operating income, however the financial measures for the three and twelve months ended December 31, 2018 were impacted as follows:

•	Higher net revenues,

•	Decreased compensation ratio,

•	Higher non-compensation expenses,

•	Higher non-compensation ratio, and

•	Lower pre-tax operating margin.
The new guidance is applied prospectively in our consolidated financial statements from January 1, 2018 and reported financial information for historical comparable periods has not been revised.
The following summarizes our results on a U.S. GAAP basis:

	Three Months Ended					Twelve Months Ended
(Dollars in thousands, except per share data)	Dec. 31,	Sept. 30,	Dec. 31,	% Change vs.		Dec. 31,	Dec. 31,	%
	2018	2018	2017	Q3-18	Q4-17	2018	2017	Change
Net revenues	$224,371	$217,528	$236,082	3%	-5%	$784,442	$874,923	-10%
Compensation and benefits expenses	$142,952	$139,151	$179,474	3%	-20%	$512,847	$617,635	-17%
Non-compensation expenses	$49,474	$48,742	$46,371	2%	7%	$196,718	$286,611	-31%
Pre-tax operating income/(loss)	$31,945	$29,635	$10,237	8%	212%	$74,877	$(29,323)	N/M
Net income/(loss) applicable to Piper Jaffray Companies	$18,184	$22,023	$(46,074)	-17%	N/M	$57,036	$(61,939)	N/M
Earnings/(loss) per diluted common share	$1.21	$1.43	$(3.63)	-15%	N/M	$3.72	$(5.07)	N/M

Compensation ratio	63.7%	64.0%	76.0%			65.4%	70.6%
Non-compensation ratio	22.1%	22.4%	19.6%			25.1%	32.8%
Pre-tax operating margin	14.2%	13.6%	4.3%			9.5%	-3.4%
N/M — Not meaningful
The compensation ratio of 63.7% in the fourth quarter of 2018 decreased compared to the sequential quarter primarily due to higher revenues. The compensation ratio in the current quarter and year declined compared to the respective prior year periods due to lower acquisition-related compensation, and the impact of presenting client reimbursed deal expenses on a gross basis, as required under the new accounting guidance. This change in accounting guidance resulted in a 180 bps and 210 bps decrease to the compensation ratio in the current quarter and year, respectively.
Non-compensation expenses of $49.5 million in the current quarter were consistent on a sequential basis and increased compared to the fourth quarter of 2017 primarily due to new accounting guidance requiring the gross presentation of client reimbursed deal expenses. Non-compensation expenses of $196.7 million in 2018 declined compared to the prior year which included a $114.4 million non-cash goodwill impairment charge associated with our asset management segment. This decline was offset in part by the impact of presenting deal-related expenses on a gross basis.

Net income of $18.2 million and earnings of $1.21 per diluted common share in the fourth quarter of 2018 declined compared to the sequential quarter despite higher revenues, due to increased income tax expense related to a deferred tax write-off in the United Kingdom. Our net loss in the fourth quarter of 2017 was attributed to remeasuring our deferred tax assets arising from the enactment of the Tax Cuts and Jobs Act. This resulted in a non-cash write-off of $54.2 million of our deferred tax assets. In 2018, net income of $57.0 million and earnings of $3.72 increased compared to the prior year which was adversely impacted by the $114.4 million non-cash goodwill impairment charge and the $54.2 million non-cash write-off related to the remeasurement of our deferred tax assets.

Non-GAAP Results and Commentary
Throughout the press release we present financial measures that are not prepared in accordance with U.S. generally accepted accounting principles ("U.S. GAAP").
The non-GAAP financial measures include adjustments to exclude:
(1) revenues and expenses related to noncontrolling interests,
(2) amortization of intangible assets related to acquisitions,
(3) compensation and non-compensation expenses from acquisition-related agreements,
(4) goodwill impairment charges,
(5) the impact from remeasuring deferred tax assets resulting from changes to the U.S. federal tax code,
(6) the impact of a deferred tax valuation allowance, and
(7) the impact of the annual special cash dividend paid in the first quarter of 2018 resulting in an undistributed loss on earnings per diluted common share.
Management believes that presenting results and measures on this adjusted basis alongside U.S. GAAP measures provides the most meaningful basis for comparison of its operating results across periods, and enhances the overall understanding of our current financial performance by excluding certain items that may not be indicative of our core operating results. The non-GAAP financial measures should be considered in addition to, not as a substitute for, measures of financial performance prepared in accordance with U.S. GAAP. For a detailed explanation of the adjustments made to the corresponding U.S. GAAP measures, see "Reconciliation of U.S. GAAP to Selected Summary Financial Information."
The following summarizes our results on an adjusted, non-GAAP basis:

	Three Months Ended					Twelve Months Ended
(Dollars in thousands, except per share data)	Dec. 31,	Sept. 30,	Dec. 31,	% Change vs.		Dec. 31,	Dec. 31,	%
	2018	2018	2017	Q3-18	Q4-17	2018	2017	Change
Adjusted net revenues	$223,107	$215,652	$235,643	3%	-5%	$780,821	$869,604	-10%
Adjusted compensation and benefits expenses	$137,161	$133,237	$154,776	3%	-11%	$483,601	$562,636	-14%
Adjusted non-compensation expenses	$45,489	$44,327	$40,996	3%	11%	$180,748	$153,316	18%
Adjusted pre-tax operating income	$40,457	$38,088	$39,871	6%	2%	$116,472	$153,652	-24%
Adjusted net income	$29,934	$28,566	$27,626	5%	8%	$93,661	$108,902	-14%
Adjusted earnings per diluted common share	$1.99	$1.86	$1.80	7%	11%	$6.13	$7.12	-14%

Adjusted compensation ratio	61.5%	61.8%	65.7%			61.9%	64.7%
Adjusted non-compensation ratio	20.4%	20.6%	17.4%			23.1%	17.6%
Adjusted pre-tax operating margin	18.1%	17.7%	16.9%			14.9%	17.7%

The adjusted compensation ratio of 61.5% for the current quarter was slightly lower compared to the sequential quarter due to higher adjusted net revenues. The adjusted compensation ratios for the fourth quarter and full year of 2018 were reduced by 170 bps and 210 bps, respectively, due to the impact of presenting client reimbursed deal expenses on a gross basis. In the fourth quarter of 2017, we recognized additional compensation expense resulting from a change in the retirement provisions of our performance share unit awards, which increased the adjusted compensation ratio for the three and twelve months ended December 31, 2017 by 200 bps and 50 bps, respectively.
Adjusted non-compensation expenses in the current quarter and year include deal-related expenses of $6.2 million and $25.1 million, respectively, a result of the change in accounting guidance requiring the gross presentation of client reimbursed deal expenses. Adjusted non-compensation expenses in 2018 also include $3.8 million of restructuring costs incurred primarily related to headcount reductions in our sales and trading and assets management businesses. Excluding these items, adjusted non-compensation expenses were $39.3 million for the current quarter and $151.9 million for the current year.
Adjusted net income of $29.9 million and adjusted earnings per share of $1.99 in the current quarter increased compared to the sequential quarter reflecting operating leverage driven by higher revenues. Adjusted net income and earnings in the current quarter increased compared to the fourth quarter of 2017 primarily due to the lower corporate federal tax rate. On a full year basis, adjusted net income of $93.7 million and adjusted earnings per share of $6.13 declined compared to the prior year primarily due to lower adjusted net revenues, offset in part by the lower corporate federal tax rate.
BUSINESS SEGMENT RESULTS
The firm has two reportable business segments: Capital Markets and Asset Management. Consolidated net revenues and expenses are fully allocated to these two segments.
U.S. GAAP Results and Commentary
Capital Markets
The following summarizes our Capital Markets business segment results on a U.S. GAAP basis:

	Three Months Ended					Twelve Months Ended
(Dollars in thousands, except client transaction data)	Dec. 31,	Sept. 30,	Dec. 31,	% Change vs.		Dec. 31,	Dec. 31,	%
	2018	2018	2017	Q3-18	Q4-17	2018	2017	Change
Net revenues	$215,035	$205,870	$224,389	4%	-4%	$741,422	$822,435	-10%
Operating expenses	181,660	176,783	213,637	3%	-15%	663,684	738,339	-10%
Pre-tax operating income	$33,375	$29,087	$10,752	15%	210%	$77,738	$84,096	-8%
Pre-tax operating margin	15.5%	14.1%	4.8%			10.5%	10.2%

Client transactions
Advisory deals
Completed (#)	52	45	45	16%	16%	170	163	4%
Aggregate value (in billions)	$10.3	$8.5	$6.5	21%	58%	$28.9	$34.3	-16%

Equity financing deals
Bookrun (#)	12	14	14	-14%	-14%	58	54	7%
Total (#)	15	19	24	-21%	-38%	85	84	1%
Capital raised (in billions)	$2.9	$3.2	$5.1	-9%	-43%	$16.1	$17.1	-6%

Municipal negotiated issues
Total (#)	132	116	188	14%	-30%	436	622	-30%
Par value (in billions)	$3.4	$4.1	$4.6	-17%	-26%	$11.5	$15.3	-25%

Advisory services revenues of $128.1 million in the current quarter, up 13% sequentially and 15% over the year-ago period, represent the strongest quarter of 2018 driven by more completed engagements and broad-based contributions from our industry groups. Revenues in the quarter reflect strong relative performance in a market where the number of completed transactions was down. For the year, advisory services revenues of $394.1 million declined 11% from a record 2017. The number of completed transactions increased from the prior year, however revenues declined as 2017 was elevated by several large fees. Our advisory pipeline remains strong heading into 2019.
Equity financing revenues of $22.3 million decreased 31% and 22% compared to the sequential quarter and year-ago period, respectively, driven by fewer completed transactions. Market-wide activity in the quarter was down meaningfully driven by increased volatility and a sell-off in the equity markets. For the year, equity financing revenues of $122.2 million represent one of our strongest years in nearly a decade. We were bookrunner on 68% of our deals reflecting the strength of our franchise. Consistent with the market, our deal activity was concentrated in healthcare, our strongest industry sector.
Debt financing revenues of $27.8 million, up 33% compared to the third quarter of 2018, reflect the strongest quarter of the year as we executed on our pipeline and benefited from our diversified platform. Revenues in the current quarter were down 17% compared to the fourth quarter of 2017, and on a full year basis, debt financing revenues of $73.3 million declined 22% from the prior year. Municipal market issuance volumes in 2018 were down 24% compared to 2017 driven by an acceleration of financings in December 2017 before the federal tax law changes became effective in 2018. Our performance during the year has continued to build momentum from historically low levels in the start of 2018, albeit down from a robust 2017.
Equity institutional brokerage revenues of $22.5 million were up 27% compared to the sequential quarter driven by an increase in payments received for equity research, and higher commissions from client trading resulting from increased market volatility. Revenues for the year of $77.5 million declined 5% from 2017, though market volumes and volatility were up. Global market participants are shifting trade execution to low-touch providers and paying for research services separately, a result of the MiFID II regulation in the European Union that became effective at the beginning of the year. We believe this dynamic will continue to exacerbate the seasonality in our equity institutional brokerage revenues as we typically receive larger research payments in the fourth quarter.
Fixed income institutional brokerage revenues of $14.6 million were down 19% and 44% compared to the sequential quarter and year-ago period, respectively. In the fourth quarter of 2017, we recorded higher trading gains as we took advantage of trading opportunities in the municipal market created by volatility stemming from record new issuance volumes. Revenues of $67.6 million for the year declined 24% compared to 2017. Lower trading opportunities, muted client demand, and our meaningful exposure to municipals negatively impacted our results. In 2018, we focused on minimizing risk and reducing inventory levels throughout the year to coincide with the market opportunity and our return thresholds.
Operating expenses for the fourth quarter of 2018 were $181.7 million, up 3% compared to the third quarter of 2018 primarily due to higher compensation expenses arising from increased revenues. Operating expenses in the current quarter decreased 15% compared to the fourth quarter of 2017 primarily due to lower acquisition-related compensation expenses. Operating expenses of $663.7 million in 2018 decreased 10% compared to 2017 driven by lower compensation expenses arising from decreased revenues, offset in part by higher non-compensation expenses resulting from new accounting guidance requiring the gross presentation of client reimbursed deal expenses.
Segment pre-tax operating margin was 15.5% in the current quarter compared to 14.1% in the third quarter of 2018 and 4.8% in the year-ago period. Segment pre-tax operating margin improved on a sequential basis primarily due to higher revenues. Despite higher revenues compared to the year-ago period, segment pre-tax operating margin in the fourth quarter of 2017 was impacted by higher acquisition-related compensation and the recognition of additional compensation expense related to a change in the retirement provisions of our performance share units. Segment pre-tax operating margin of 10.5% in 2018 improved slightly compared to 10.2% in 2017.

Asset Management
The following summarizes our Asset Management business segment results on a U.S. GAAP basis:

	Three Months Ended					Twelve Months Ended
(Dollars in thousands, except AUM)	Dec. 31,	Sept. 30,	Dec. 31,	% Change vs.		Dec. 31,	Dec. 31,	%
	2018	2018	2017	Q3-18	Q4-17	2018	2017	Change
Net revenues	$9,336	$11,658	$11,693	-20%	-20%	$43,020	$52,488	-18%
Operating expenses	10,766	11,110	12,208	-3%	-12%	45,881	165,907	-72%
Pre-tax operating income/(loss)	$(1,430)	$548	$(515)	N/M	N/M	$(2,861)	$(113,419)	N/M
Pre-tax operating margin	-15.3%	4.7%	-4.4%			-6.7%	-216.1%

Assets under management (in millions)	$5,755	$7,308	$7,346	-21%	-22%
N/M — Not meaningful
AUM of $5.8 billion at the end of the fourth quarter of 2018 was down 21% and 22% compared to the sequential and prior year quarter, respectively. The decrease in AUM during the current quarter was driven by significant market depreciation resulting from the declining equity markets.
Net revenues of $9.3 million decreased 20% compared to the sequential and year-ago quarter, respectively, due to lower management fees resulting from lower average AUM. Net revenues of $43.0 million in 2018 decreased 18% compared to 2017 due to lower management fees from lower average AUM and a lower effective yield driven by the mix of our equity products.
Operating expenses for the current quarter were $10.8 million, down 3% and 12% compared to the sequential quarter and year-ago period, respectively. The decrease compared to both of the prior periods primarily resulted from lower compensation expense arising from decreased revenues. On a full year basis, operating expenses of $45.9 million in 2018 declined compared to 2017 which included a $114.4 million non-cash goodwill impairment charge.
Segment pre-tax operating margin was a negative 15.3% in the current quarter and a negative 6.7% for the year due to reduced revenues and intangible amortization expense. Segment pre-tax operating margin in 2017 was impacted by the non-cash goodwill impairment charge.

Non-GAAP Results and Commentary
Capital Markets
The following summarizes our Capital Markets business segment results on a non-GAAP basis:

	Three Months Ended					Twelve Months Ended
(Dollars in thousands)	Dec. 31,	Sept. 30,	Dec. 31,	% Change vs.		Dec. 31,	Dec. 31,	%
	2018	2018	2017	Q3-18	Q4-17	2018	2017	Change
Adjusted net revenues	$213,771	$203,994	$223,950	5%	-5%	$737,801	$817,116	-10%
Adjusted operating expenses	$173,284	$167,855	$184,953	3%	-6%	$624,070	$669,630	-7%
Adjusted pre-tax operating income	$40,487	$36,139	$38,997	12%	4%	$113,731	$147,486	-23%
Adjusted pre-tax operating margin	18.9%	17.7%	17.4%			15.4%	18.0%
The variance explanations for adjusted net revenues and adjusted operating expenses on a non-GAAP basis are consistent with those for net revenues and operating expenses on a U.S. GAAP basis.
Adjusted segment pre-tax operating margin was 18.9% in the fourth quarter of 2018 compared to 17.7% in the third quarter of 2018 driven by higher adjusted net revenues. Adjusted segment pre-tax operating margin of 17.4% in the year-ago period was impacted by additional compensation expense related to the change in retirement provisions of our performance share units, despite higher revenues. For the year, adjusted segment pre-tax operating margin of 15.4% decreased compared to 2017 primarily due to lower adjusted net revenues. The new accounting guidance requiring the gross presentation of client reimbursed deal expenses, which totaled $25.1 million for the year, reduced the adjusted segment pre-tax margin by 60 bps in 2018.

Asset Management
The following summarizes our Asset Management business segment results on a non-GAAP basis:

	Three Months Ended					Twelve Months Ended
(Dollars in thousands)	Dec. 31,	Sept. 30,	Dec. 31,	% Change vs.		Dec. 31,	Dec. 31,	%
	2018	2018	2017	Q3-18	Q4-17	2018	2017	Change
Adjusted net revenues	$9,336	$11,658	$11,693	-20%	-20%	$43,020	$52,488	-18%
Adjusted operating expenses	$9,366	$9,709	$10,819	-4%	-13%	$40,279	$46,322	-13%
Adjusted pre-tax operating income/(loss)	$(30)	$1,949	$874	N/M	N/M	$2,741	$6,166	-56%
Adjusted pre-tax operating margin	-0.3%	16.7%	7.5%			6.4%	11.7%
N/M — Not meaningful
The variance explanations for adjusted net revenues on a non-GAAP basis are consistent with those for the corresponding measures on a U.S. GAAP basis. The differences between our operating expenses and pre-tax operating margin on a U.S. GAAP basis, and our adjusted operating expenses and adjusted pre-tax operating margin on a non-GAAP basis, are due to intangible asset amortization and goodwill impairment charges.

TAXES
The Tax Cuts and Jobs Act, which was enacted on December 22, 2017, reduced the corporate federal tax rate from 35% to 21% effective as of January 1, 2018. This resulted in a one-time non-cash write-off of $54.2 million in the fourth quarter of 2017 as we remeasured our deferred tax assets based on the lower enacted rate.
For the three and twelve months ended December 31, 2018, we recorded a tax benefit of $0.3 million and $7.1 million, respectively, related to restricted stock vesting at values greater than the grant price. Excluding the impact of this tax benefit, our non-GAAP effective tax rate was 26.7% and 25.7% for the three and twelve months ended December 31, 2018, respectively.

CAPITAL
Dividends
On February 1, 2019, our Board of Directors declared a special cash dividend on the company's common stock of $1.01 per share to be paid on March 15, 2019, to shareholders of record as of the close of business on February 25, 2019. Including this special cash dividend and the regular quarterly dividends totaling $1.50 per share paid during 2018, we will have returned $2.51 per share, or approximately 40% of our fiscal year 2018 adjusted net income, to shareholders.
On February 1, 2019, our Board of Directors declared a quarterly cash dividend on the company's common stock of $0.375 per share to be paid on March 15, 2019, to shareholders of record as of the close of business on February 25, 2019.
During the fourth quarter, we paid a regular quarterly cash dividend of $0.375 per share, totaling $5.5 million. In 2018, we returned an aggregate of $47.2 million to shareholders through cash dividends.

Share Repurchases
During the fourth quarter of 2018, we repurchased approximately 557,000 shares of the company's common stock, at an average price of $68.52 per share, pursuant to our share repurchase authorization. We also repurchased approximately 15,000 shares of the company's common stock, at an average price of $71.39 per share, from restricted stock award recipients selling shares upon the award vesting to meet their employment tax obligations. The aggregate amount of approximately 572,000 shares, or $39.2 million, were repurchased at an average price of $68.59 per share.
During the year, we repurchased approximately 681,000 shares, at an average price of $69.20 per share, pursuant to our share repurchase authorization. We also repurchased approximately 280,000 shares of the company's common stock, at an average price of $84.96 per share, from restricted stock award recipients selling shares upon the award vesting to meet their employment tax obligations. The aggregate amount of approximately 961,000 shares, or $70.9 million, were repurchased at an average price of $73.79 per share.

Senior Notes
We repaid our $125 million fixed rate senior note upon maturity on October 9, 2018. Given our level of capital and strong cash generation from earnings, we decided not to renew our long-term borrowings.

ADDITIONAL INFORMATION

	Dec. 31,	Sept. 30,	Dec. 31,
	2018	2018	2017
Human Capital
Full time employees	1,256	1,262	1,266
Investment banking managing directors	90	89	84

Shareholder Information
Common shareholders’ equity (in millions)	$677.4	$700.2	$693.3
Common shares outstanding (in millions)	13.0	13.4	12.9
Return on average common shareholders’ equity – rolling 12 month *	8.3%	-1.0%	-8.1%
Adjusted return on average common shareholders’ equity – rolling 12 month †	13.6%	13.0%	14.2%
Book value per share	$52.13	$52.38	$53.70
Tangible book value per share ‡	$44.88	$45.14	$45.59

*
Rolling 12 month return on average common shareholders' equity is computed by dividing net income applicable to Piper Jaffray Companies' for the last 12 months by average monthly common shareholders' equity.

†
Adjusted rolling 12 month return on average common shareholders' equity, a non-GAAP measure, is computed by dividing adjusted net income for the last 12 months by average monthly common shareholders' equity. For a detailed explanation of the components of adjusted net income, see "Reconciliation of U.S. GAAP to Selected Summary Financial Information." Management believes that the adjusted rolling 12 month return on average common shareholders' equity provides a meaningful measure of our return on the core operating results of the business.

‡    Tangible book value per share, a non-GAAP measure, is computed by dividing tangible common shareholders' equity by common shares outstanding. Tangible common shareholders' equity equals total common shareholders' equity less goodwill and identifiable intangible assets. Management believes that tangible book value per share is a meaningful measure of the tangible assets deployed in our business. Shareholders' equity is the most directly comparable U.S. GAAP financial measure to tangible shareholders' equity. The following is a reconciliation of shareholders' equity to tangible shareholders' equity:

	As of	As of	As of
(Amounts in thousands)	Dec. 31, 2018	Sept. 30, 2018	Dec. 31, 2017
Common shareholders’ equity	$677,444	$700,211	$693,332
Deduct: goodwill and identifiable intangible assets	94,229	96,844	104,689
Tangible common shareholders’ equity	$583,215	$603,367	$588,643

Conference Call
Chad R. Abraham, chief executive officer; Debbra L. Schoneman, president; and Timothy L. Carter, chief financial officer, will hold a conference call to review the financial results on Friday, February 1, 2019, at 9 a.m. Eastern Time (8 a.m. Central Time). The earnings release will be available on or after February 1, 2019, at the firm's Web site at www.piperjaffray.com. The call can be accessed via webcast or by dialing (888) 810-0209 (toll-free domestic) or (706) 902-1361 (international) and referencing reservation number: 8793019. Callers should dial in at least 15 minutes prior to the call time. A replay of the conference call will be available beginning at approximately noon Eastern Time (11 a.m. Central Time) on February 1, 2019 at the same Web address or by dialing (855) 859-2056 and referencing reservation number: 8793019.

Investor Relations Contact
Tim Carter
Chief Financial Officer, Piper Jaffray
612 303-5607
timothy.l.carter@pjc.com

About Piper Jaffray
Piper Jaffray is an investment bank and asset management firm serving clients in the U.S. and internationally. Proven advisory teams combine deep industry, product and sector expertise with ready access to capital. Founded in 1895, the firm is headquartered in Minneapolis and has offices across the United States and in London, Aberdeen and Hong Kong. www.piperjaffray.com
Cautionary Note Regarding Forward-Looking Statements
This press release and the conference call to discuss the contents of this press release contain forward-looking statements. Statements that are not historical or current facts, including statements about beliefs and expectations, are forward-looking statements and are subject to significant risks and uncertainties that are difficult to predict. These forward-looking statements cover, among other things, statements made about the outlook for corporate advisory (i.e., M&A), capital markets, and public finance transactions (including our performance in specific sectors), current deal pipelines (or backlogs) for 2019, areas of potential growth and market share gains for the company (e.g., sectors within corporate advisory), economic and market conditions (including the outlook for equity markets, municipal issuance, and the interest rate environment), our recruiting pipeline, the state of our equity and fixed income brokerage and asset management businesses, anticipated financial results generally (including expectations regarding our revenue levels, non-compensation expenses, effective tax rate, compensation ratio, compensation and benefits expense, operating margins, return on equity, and earnings per share), the level of financial instruments owned (i.e., our securities inventory), our strategic priorities (including growth of investment banking), the payment of our quarterly and special dividends to our shareholders, the potential impact of the ongoing federal government shutdown, or other similar matters.
Forward-looking statements involve inherent risks and uncertainties, both known and unknown, and important factors could cause actual results to differ materially from those anticipated or discussed in the forward-looking statements. These risks, uncertainties and important factors include, but are not limited to, the following:

•
revenues from corporate advisory (i.e., M&A) engagements and equity and debt financings may vary materially depending on the number, size, and timing of completed transactions, and completed transactions do not generally provide for subsequent engagements;

•
market and economic conditions or developments may be unfavorable, including in specific sectors in which we operate, and these conditions or developments, such as market fluctuations or volatility, may adversely affect our business, revenue levels and profitability;

•
the volume of anticipated transactions – including corporate advisory (i.e., M&A), equity financing, and debt financing – and the corresponding revenues from the transactions may vary from quarter to quarter significantly, particularly if there is a decline in macroeconomic conditions or the financial markets;

•
asset management revenue may vary based on product trends favoring passive investment products, and investment performance and market factors, with market factors impacting certain sectors that are more heavily weighted to our business, e.g. energy-based MLP funds;

•
interest rate volatility, especially if the changes are rapid or severe, could negatively impact our fixed income institutional business and the negative impact could be exaggerated by reduced liquidity in the fixed income markets; and

•	our stock price may fluctuate as a result of several factors, including but not limited to, changes in our revenues and operating results.
A further listing and description of these and other risks, uncertainties and important factors can be found in the sections titled "Risk Factors" in Part I, Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2017 and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in Part II, Item 7 of our Annual Report on Form 10-K for the year ended December 31, 2017, and updated in our subsequent reports filed with the SEC (available at our Web site at www.piperjaffray.com and at the SEC Web site at www.sec.gov).
Forward-looking statements speak only as of the date they are made, and readers are cautioned not to place undue reliance on them. We undertake no obligation to update them in light of new information or future events.

© 2019 Piper Jaffray Companies, 800 Nicollet Mall, Suite 1000, Minneapolis, Minnesota 55402-7020
###

Piper Jaffray Companies
Preliminary Results of Operations (U.S. GAAP – Unaudited)

	Three Months Ended			Percent Inc/(Dec)		Twelve Months Ended
	Dec. 31,	Sept. 30,	Dec. 31,	4Q '18	4Q '18	Dec. 31,		Dec. 31,	Percent
(Amounts in thousands, except per share data)	2018	2018	2017	vs. 3Q '18	vs. 4Q '17	2018		2017	Inc/(Dec)
Revenues:
Investment banking	$177,775	$166,458	$172,577	6.8%	3.0%	$588,978		$633,837	(7.1)%
Institutional brokerage	32,102	31,738	43,480	1.1	(26.2)	124,517		154,563	(19.4)
Asset management	11,097	13,377	12,824	(17.0)	(13.5)	49,803		56,835	(12.4)
Interest	7,566	6,592	9,305	14.8	(18.7)	32,749		31,954	2.5
Investment income/(loss)	(1,760)	3,068	2,596	N/M	N/M	4,946		18,002	(72.5)
Total revenues	226,780	221,233	240,782	2.5	(5.8)	800,993		895,191	(10.5)

Interest expense	2,409	3,705	4,700	(35.0)	(48.7)	16,551		20,268	(18.3)

Net revenues	224,371	217,528	236,082	3.1	(5.0)	784,442		874,923	(10.3)

Non-interest expenses:
Compensation and benefits	142,952	139,151	179,474	2.7	(20.3)	512,847		617,635	(17.0)
Outside services	10,933	9,521	10,400	14.8	5.1	39,957		38,012	5.1
Occupancy and equipment	9,245	8,967	8,616	3.1	7.3	35,721		33,462	6.8
Communications	7,509	7,561	7,866	(0.7)	(4.5)	31,621		29,891	5.8
Marketing and business development	7,675	6,718	8,781	14.2	(12.6)	29,377		31,293	(6.1)
Deal-related expenses	6,232	7,671	—	(18.8)	N/M	25,120		—	N/M
Trade execution and clearance	1,774	2,049	2,302	(13.4)	(22.9)	8,014		8,166	(1.9)
Restructuring costs	—	—	—	N/M	N/M	3,770		—	N/M
Goodwill impairment	—	—	—	N/M	N/M	—		114,363	N/M
Intangible asset amortization	2,615	2,615	3,934	—	(33.5)	10,460		15,400	(32.1)
Back office conversion costs	—	—	900	N/M	N/M	—		3,927	N/M
Other operating expenses	3,491	3,640	3,572	(4.1)	(2.3)	12,678		12,097	4.8
Total non-interest expenses	192,426	187,893	225,845	2.4	(14.8)	709,565		904,246	(21.5)

Income/(loss) before income tax expense	31,945	29,635	10,237	7.8	212.1	74,877		(29,323)	N/M

Income tax expense	13,696	7,365	57,141	86.0	(76.0)	19,047		30,229	(37.0)

Net income/(loss)	18,249	22,270	(46,904)	(18.1)	N/M	55,830		(59,552)	N/M

Net income/(loss) applicable to noncontrolling interests	65	247	(830)	(73.7)	N/M	(1,206)		2,387	N/M

Net income/(loss) applicable to Piper Jaffray Companies (a)	$18,184	$22,023	$(46,074)	(17.4)	N/M	$57,036		$(61,939)	N/M

Net income/(loss) applicable to Piper Jaffray Companies’ common shareholders (a)	$16,164	$19,377	$(46,771)	(16.6)	N/M	$49,993		$(64,875)	N/M

Earnings/(loss) per common share
Basic	$1.22	$1.45	$(3.63)	(15.9)%	N/M	$3.78		$(5.07)	N/M
Diluted (b)	$1.21	$1.43	$(3.63)	(15.4)%	N/M	$3.72		$(5.07)	N/M

Dividends declared per common share	$0.38	$0.38	$0.31	—	22.6%	$3.12	(c)	$1.25	149.6%

Weighted average number of common shares outstanding
Basic	13,191	13,343	12,906	(1.1)%	2.2%	13,234		12,807	3.3%
Diluted	13,367	13,508	13,075	(1.0)%	2.2%	13,425		12,978	3.4%
N/M — Not meaningful

(a)
Piper Jaffray Companies calculates earnings per common share using the two-class method, which requires the allocation of distributed and undistributed earnings to participating securities. No allocation of undistributed earnings is made for periods in which a loss is incurred, or for periods in which cash dividends exceed net income resulting in an undistributed loss. Distributed earnings (e.g., dividends) are allocated to participating securities. Participating securities include all of the Company’s unvested restricted shares.

(b)
Earnings per diluted common share is calculated using the basic weighted average number of common shares outstanding for periods in which a loss is incurred, or for periods in which cash dividends exceed net income resulting in an undistributed loss.

(c)
Includes the declaration of a special cash dividend of $1.62 per share and quarterly cash dividends totaling $1.50 per share on the Company's common stock for the twelve months ended December 31, 2018.

Piper Jaffray Companies
Preliminary Segment Data (U.S. GAAP – Unaudited)

	Three Months Ended			Percent Inc/(Dec)		Twelve Months Ended
	Dec. 31,	Sept. 30,	Dec. 31,	4Q '18	4Q '18	Dec. 31,	Dec. 31,		Percent
(Dollars in thousands)	2018	2018	2017	vs. 3Q '18	vs. 4Q '17	2018	2017		Inc/(Dec)
Capital Markets
Investment banking
Advisory services	$128,050	$113,540	$111,098	12.8%	15.3%	$394,133	$443,303		(11.1)%
Financing
Equities	22,304	32,188	28,767	(30.7)	(22.5)	122,172	98,996		23.4
Debt	27,789	20,936	33,368	32.7	(16.7)	73,262	93,434		(21.6)
Total investment banking	178,143	166,664	173,233	6.9	2.8	589,567	635,733		(7.3)

Institutional sales and trading
Equities	22,526	17,804	22,632	26.5	(0.5)	77,477	81,717		(5.2)
Fixed income	14,631	18,162	26,318	(19.4)	(44.4)	67,563	89,455		(24.5)
Total institutional sales and trading	37,157	35,966	48,950	3.3	(24.1)	145,040	171,172		(15.3)

Management and performance fees	1,494	1,806	1,394	(17.3)	7.2	6,318	5,566		13.5

Investment income/(loss)	(1,317)	3,166	2,485	N/M	N/M	6,290	17,640		(64.3)

Long-term financing expenses	(442)	(1,732)	(1,673)	(74.5)	(73.6)	(5,793)	(7,676)		(24.5)

Net revenues	215,035	205,870	224,389	4.5	(4.2)	741,422	822,435		(9.9)

Operating expenses	181,660	176,783	213,637	2.8	(15.0)	663,684	738,339		(10.1)

Segment pre-tax operating income	$33,375	$29,087	$10,752	14.7%	210.4%	$77,738	$84,096		(7.6)%

Segment pre-tax operating margin	15.5%	14.1%	4.8%			10.5%	10.2%

Asset Management
Management and performance fees
Management fees	$9,587	$11,571	$11,430	(17.1)%	(16.1)%	$43,461	$51,269		(15.2)%
Performance fees	16	—	—	N/M	N/M	24	—		N/M
Total management and performance fees	9,603	11,571	11,430	(17.0)	(16.0)	43,485	51,269		(15.2)

Investment income/(loss)	(267)	87	263	N/M	N/M	(465)	1,219		N/M

Net revenues	9,336	11,658	11,693	(19.9)	(20.2)	43,020	52,488		(18.0)

Operating expenses	10,766	11,110	12,208	(3.1)	(11.8)	45,881	165,907	(a)	(72.3)

Segment pre-tax operating income/(loss)	$(1,430)	$548	$(515)	N/M	N/M	$(2,861)	$(113,419)		N/M

Segment pre-tax operating margin	(15.3)%	4.7%	(4.4)%			(6.7)%	(216.1)%

Total
Net revenues	$224,371	$217,528	$236,082	3.1%	(5.0)%	$784,442	$874,923		(10.3)%

Operating expenses	192,426	187,893	225,845	2.4	(14.8)	709,565	904,246	(a)	(21.5)

Pre-tax operating income/(loss)	$31,945	$29,635	$10,237	7.8%	212.1%	$74,877	$(29,323)		N/M

Pre-tax operating margin	14.2%	13.6%	4.3%			9.5%	(3.4)%
N/M — Not meaningful
(a) Includes a $114.4 million goodwill impairment charge

Piper Jaffray Companies
Preliminary Selected Summary Financial Information (Non-GAAP – Unaudited) (1)

	Three Months Ended			Percent Inc/(Dec)		Twelve Months Ended
	Dec. 31,	Sept. 30,	Dec. 31,	4Q '18	4Q '18	Dec. 31,	Dec. 31,	Percent
(Amounts in thousands, except per share data)	2018	2018	2017	vs. 3Q '18	vs. 4Q '17	2018	2017	Inc/(Dec)
Revenues:
Investment banking	$177,775	$166,458	$172,577	6.8%	3.0%	$588,978	$633,837	(7.1)%
Institutional brokerage	32,102	31,738	43,480	1.1	(26.2)	124,517	154,563	(19.4)
Asset management	11,097	13,377	12,824	(17.0)	(13.5)	49,803	56,835	(12.4)
Interest	7,566	6,592	9,305	14.8	(18.7)	32,749	31,954	2.5
Investment income/(loss)	(3,024)	1,192	2,157	N/M	N/M	1,325	12,683	(89.6)
Total revenues	225,516	219,357	240,343	2.8	(6.2)	797,372	889,872	(10.4)

Interest expense	2,409	3,705	4,700	(35.0)	(48.7)	16,551	20,268	(18.3)

Adjusted net revenues (2)	$223,107	$215,652	$235,643	3.5%	(5.3)%	$780,821	$869,604	(10.2)%

Non-interest expenses:
Adjusted compensation and benefits (3)	$137,161	$133,237	$154,776	2.9%	(11.4)%	$483,601	$562,636	(14.0)%
Ratio of adjusted compensation and benefits to adjusted net revenues	61.5%	61.8%	65.7%			61.9%	64.7%

Adjusted non-compensation expenses (4)	$45,489	$44,327	$40,996	2.6%	11.0%	$180,748	$153,316	17.9%
Ratio of adjusted non-compensation expenses to adjusted net revenues	20.4%	20.6%	17.4%			23.1%	17.6%

Adjusted income:
Adjusted income before adjusted income tax expense (5)	$40,457	$38,088	$39,871	6.2%	1.5%	$116,472	$153,652	(24.2)%
Adjusted operating margin (6)	18.1%	17.7%	16.9%			14.9%	17.7%

Adjusted income tax expense (7)	10,523	9,522	12,245	10.5	(14.1)	22,811	44,750	(49.0)

Adjusted net income (8)	$29,934	$28,566	$27,626	4.8%	8.4%	$93,661	$108,902	(14.0)%
Effective tax rate (9)	26.0%	25.0%	30.7%			19.6%	29.1%

Adjusted net income applicable to Piper Jaffray Companies’ common shareholders (10)	$26,628	$25,134	$23,595	5.9%	12.9%	$82,317	$92,184	(10.7)%

Adjusted earnings per diluted common share	$1.99	$1.86	$1.80	7.0%	10.6%	$6.13	$7.12	(13.9)%

Weighted average number of common shares outstanding
Diluted	13,367	13,508	13,075	(1.0)%	2.2%	13,425	12,978	3.4%
N/M — Not meaningful
This presentation includes non-GAAP measures. The non-GAAP measures are not meant to be considered in isolation or as a substitute for the corresponding U.S. GAAP measures, and should be read only in conjunction with our consolidated financial statements prepared in accordance with U.S. GAAP. For a detailed explanation of the adjustments made to the corresponding U.S. GAAP measures, see "Reconciliation of U.S. GAAP to Selected Summary Financial Information."

Piper Jaffray Companies
Preliminary Adjusted Segment Data (Non-GAAP – Unaudited)

	Three Months Ended			Percent Inc/(Dec)		Twelve Months Ended
	Dec. 31,	Sept. 30,	Dec. 31,	4Q '18	4Q '18	Dec. 31,	Dec. 31,	Percent
(Dollars in thousands)	2018	2018	2017	vs. 3Q '18	vs. 4Q '17	2018	2017	Inc/(Dec)
Capital Markets
Investment banking
Advisory services	$128,050	$113,540	$111,098	12.8%	15.3%	$394,133	$443,303	(11.1)%
Financing
Equities	22,304	32,188	28,767	(30.7)	(22.5)	122,172	98,996	23.4
Debt	27,789	20,936	33,368	32.7	(16.7)	73,262	93,434	(21.6)
Total investment banking	178,143	166,664	173,233	6.9	2.8	589,567	635,733	(7.3)

Institutional sales and trading
Equities	22,526	17,804	22,632	26.5	(0.5)	77,477	81,717	(5.2)
Fixed income	14,631	18,162	26,318	(19.4)	(44.4)	67,563	89,455	(24.5)
Total institutional sales and trading	37,157	35,966	48,950	3.3	(24.1)	145,040	171,172	(15.3)

Management and performance fees	1,494	1,806	1,394	(17.3)	7.2	6,318	5,566	13.5

Investment income/(loss)	(2,581)	1,290	2,046	N/M	N/M	2,669	12,321	(78.3)

Long-term financing expenses	(442)	(1,732)	(1,673)	(74.5)	(73.6)	(5,793)	(7,676)	(24.5)

Adjusted net revenues (2)	213,771	203,994	223,950	4.8	(4.5)	737,801	817,116	(9.7)

Adjusted operating expenses (12)	173,284	167,855	184,953	3.2	(6.3)	624,070	669,630	(6.8)

Adjusted segment pre-tax operating income	$40,487	$36,139	$38,997	12.0%	3.8%	$113,731	$147,486	(22.9)%

Adjusted segment pre-tax operating margin (6)	18.9%	17.7%	17.4%			15.4%	18.0%

Asset Management
Management and performance fees
Management fees	$9,587	$11,571	$11,430	(17.1)%	(16.1)%	$43,461	$51,269	(15.2)%
Performance fees	16	—	—	N/M	N/M	24	—	N/M
Total management and performance fees	9,603	11,571	11,430	(17.0)	(16.0)	43,485	51,269	(15.2)

Investment income/(loss)	(267)	87	263	N/M	N/M	(465)	1,219	N/M

Net revenues	9,336	11,658	11,693	(19.9)	(20.2)	43,020	52,488	(18.0)

Adjusted operating expenses (13)	9,366	9,709	10,819	(3.5)	(13.4)	40,279	46,322	(13.0)

Adjusted segment pre-tax operating income/(loss) (13)	$(30)	$1,949	$874	N/M	N/M	$2,741	$6,166	(55.5)%

Adjusted segment pre-tax operating margin (6)	(0.3)%	16.7%	7.5%			6.4%	11.7%

Total
Adjusted net revenues (2)	$223,107	$215,652	$235,643	3.5%	(5.3)%	$780,821	$869,604	(10.2)%

Adjusted operating expenses	182,650	177,564	195,772	2.9	(6.7)	664,349	715,952	(7.2)

Adjusted pre-tax operating income (5)	$40,457	$38,088	$39,871	6.2%	1.5%	$116,472	$153,652	(24.2)%

Adjusted pre-tax operating margin (6)	18.1%	17.7%	16.9%			14.9%	17.7%
N/M — Not meaningful
This presentation includes non-GAAP measures. The non-GAAP measures are not meant to be considered in isolation or as a substitute for the corresponding U.S. GAAP measures, and should be read only in conjunction with our consolidated financial statements prepared in accordance with U.S. GAAP. For a detailed explanation of the adjustments made to the corresponding U.S. GAAP measures, see "Reconciliation of U.S. GAAP to Selected Summary Financial Information."

Piper Jaffray Companies
Reconciliation of U.S. GAAP to Selected Summary Financial Information (1) (Unaudited)

	Three Months Ended			Twelve Months Ended
	Dec. 31,	Sept. 30,	Dec. 31,	Dec. 31,	Dec. 31,
(Amounts in thousands, except per share data)	2018	2018	2017	2018	2017
Consolidated
Net revenues:
Net revenues – U.S. GAAP basis	$224,371	$217,528	$236,082	$784,442	$874,923
Adjustments:
Revenue related to noncontrolling interests (11)	(1,264)	(1,876)	(439)	(3,621)	(5,319)
Adjusted net revenues	$223,107	$215,652	$235,643	$780,821	$869,604

Compensation and benefits:
Compensation and benefits – U.S. GAAP basis	$142,952	$139,151	$179,474	$512,847	$617,635
Adjustments:
Compensation from acquisition-related agreements	(5,791)	(5,914)	(24,698)	(29,246)	(54,999)
Adjusted compensation and benefits	$137,161	$133,237	$154,776	$483,601	$562,636

Non-compensation expenses:
Non-compensation expenses – U.S. GAAP basis	$49,474	$48,742	$46,371	$196,718	$286,611
Adjustments:
Non-compensation expenses related to noncontrolling interests (11)	(1,199)	(1,629)	(1,269)	(4,827)	(2,932)
Goodwill impairment	—	—	—	—	(114,363)
Amortization of intangible assets related to acquisitions	(2,615)	(2,615)	(3,934)	(10,460)	(15,400)
Non-compensation expenses from acquisition-related agreements	(171)	(171)	(172)	(683)	(600)
Adjusted non-compensation expenses	$45,489	$44,327	$40,996	$180,748	$153,316

Income/(loss) before income tax expense:
Income/(loss) before income tax expense – U.S. GAAP basis	$31,945	$29,635	$10,237	$74,877	$(29,323)
Adjustments:
Revenue related to noncontrolling interests (11)	(1,264)	(1,876)	(439)	(3,621)	(5,319)
Expenses related to noncontrolling interests (11)	1,199	1,629	1,269	4,827	2,932
Compensation from acquisition-related agreements	5,791	5,914	24,698	29,246	54,999
Goodwill impairment	—	—	—	—	114,363
Amortization of intangible assets related to acquisitions	2,615	2,615	3,934	10,460	15,400
Non-compensation expenses from acquisition-related agreements	171	171	172	683	600
Adjusted income before adjusted income tax expense	$40,457	$38,088	$39,871	$116,472	$153,652

Income tax expense:
Income tax expense – U.S. GAAP basis	$13,696	$7,365	$57,141	$19,047	$30,229
Tax effect of adjustments:
Compensation from acquisition-related agreements	1,436	1,467	8,441	7,254	19,244
Goodwill impairment	—	—	(572)	—	43,572
Amortization of intangible assets related to acquisitions	648	648	1,442	2,592	5,866
Non-compensation expenses from acquisition-related agreements	42	42	(53)	169	(7)
Impact of the Tax Cuts and Jobs Act legislation	—	—	(54,154)	(952)	(54,154)
Impact of deferred tax asset valuation allowance	(5,299)	—	—	(5,299)	—
Adjusted income tax expense	$10,523	$9,522	$12,245	$22,811	$44,750

Continued on next page

	Three Months Ended			Twelve Months Ended
	Dec. 31,	Sept. 30,	Dec. 31,	Dec. 31,	Dec. 31,
(Amounts in thousands, except per share data)	2018	2018	2017	2018	2017
Net income/(loss) applicable to Piper Jaffray Companies:
Net income/(loss) applicable to Piper Jaffray Companies – U.S. GAAP basis	$18,184	$22,023	$(46,074)	$57,036	$(61,939)
Adjustments:
Compensation from acquisition-related agreements	4,355	4,447	16,257	21,992	35,755
Goodwill impairment	—	—	572	—	70,791
Amortization of intangible assets related to acquisitions	1,967	1,967	2,492	7,868	9,534
Non-compensation expenses from acquisition-related agreements	129	129	225	514	607
Impact of the Tax Cuts and Jobs Act legislation	—	—	54,154	952	54,154
Impact of deferred tax asset valuation allowance	5,299	—	—	5,299	—
Adjusted net income	$29,934	$28,566	$27,626	$93,661	$108,902

Net income/(loss) applicable to Piper Jaffray Companies' common shareholders:
Net income/(loss) applicable to Piper Jaffray Companies' common stockholders – U.S. GAAP basis	$16,164	$19,377	$(46,771)	$49,993	$(64,875)
Adjustment for undistributed loss allocated to participating shares (10)	—	—	7,420	—	12,444
	16,164	19,377	(39,351)	49,993	(52,431)
Adjustments:
Compensation from acquisition-related agreements	3,879	3,912	13,885	19,428	30,266
Goodwill impairment	—	—	489	—	59,924
Amortization of intangible assets related to acquisitions	1,750	1,731	2,128	6,935	8,070
Non-compensation expenses from acquisition-related agreements	115	114	192	452	514
Impact of the Tax Cuts and Jobs Act legislation	—	—	46,252	837	45,841
Impact of deferred tax asset valuation allowance	4,720	—	—	4,672	—
Adjusted net income applicable to Piper Jaffray Companies' common stockholders	$26,628	$25,134	$23,595	$82,317	$92,184

Earnings/(loss) per diluted common share:
Earnings/(loss) per diluted common share – U.S. GAAP basis	$1.21	$1.43	$(3.63)	$3.72	$(5.07)
Adjustment for undistributed loss allocated to participating shares (10)	—	—	0.62	—	1.04
	1.21	1.43	(3.01)	3.72	(4.03)
Adjustments:
Compensation from acquisition-related agreements	0.29	0.29	1.06	1.44	2.33
Goodwill impairment	—	—	0.04	—	4.62
Amortization of intangible assets related to acquisitions	0.13	0.13	0.16	0.52	0.62
Non-compensation expenses from acquisition-related agreements	0.01	0.01	0.01	0.04	0.04
Impact of the Tax Cuts and Jobs Act legislation	—	—	3.54	0.06	3.54
Impact of deferred tax asset valuation allowance	0.35	—	—	0.35	—
Adjusted earnings per diluted common share	$1.99	$1.86	$1.80	$6.13	$7.12

Continued on next page

	Three Months Ended			Twelve Months Ended
	Dec. 31,	Sept. 30,	Dec. 31,	Dec. 31,	Dec. 31,
(Amounts in thousands, except per share data)	2018	2018	2017	2018	2017
Capital Markets
Net revenues:
Net revenues – U.S. GAAP basis	$215,035	$205,870	$224,389	$741,422	$822,435
Adjustments:
Revenue related to noncontrolling interests (11)	(1,264)	(1,876)	(439)	(3,621)	(5,319)
Adjusted net revenues	$213,771	$203,994	$223,950	$737,801	$817,116

Operating expenses:
Operating expenses – U.S. GAAP basis	$181,660	$176,783	$213,637	$663,684	$738,339
Adjustments:
Expenses related to noncontrolling interests (11)	(1,199)	(1,629)	(1,269)	(4,827)	(2,932)
Compensation from acquisition-related agreements	(5,791)	(5,914)	(24,698)	(29,246)	(54,999)
Amortization of intangible assets related to acquisitions	(1,215)	(1,214)	(2,545)	(4,858)	(10,178)
Non-compensation expenses from acquisition-related agreements	(171)	(171)	(172)	(683)	(600)
Adjusted operating expenses	$173,284	$167,855	$184,953	$624,070	$669,630

Segment pre-tax operating income:
Segment pre-tax operating income – U.S. GAAP basis	$33,375	$29,087	$10,752	$77,738	$84,096
Adjustments:
Revenue related to noncontrolling interests (11)	(1,264)	(1,876)	(439)	(3,621)	(5,319)
Expenses related to noncontrolling interests (11)	1,199	1,629	1,269	4,827	2,932
Compensation from acquisition-related agreements	5,791	5,914	24,698	29,246	54,999
Amortization of intangible assets related to acquisitions	1,215	1,214	2,545	4,858	10,178
Non-compensation expenses from acquisition-related agreements	171	171	172	683	600
Adjusted segment pre-tax operating income	$40,487	$36,139	$38,997	$113,731	$147,486

Asset Management
Operating expenses:
Operating expenses – U.S. GAAP basis	$10,766	$11,110	$12,208	$45,881	$165,907
Adjustments:
Goodwill impairment	—	—	—	—	(114,363)
Amortization of intangible assets related to acquisitions	(1,400)	(1,401)	(1,389)	(5,602)	(5,222)
Adjusted operating expenses	$9,366	$9,709	$10,819	$40,279	$46,322

Segment pre-tax operating income/(loss):
Segment pre-tax operating income/(loss) – U.S. GAAP basis	$(1,430)	$548	$(515)	$(2,861)	$(113,419)
Adjustments:
Goodwill impairment	—	—	—	—	114,363
Amortization of intangible assets related to acquisitions	1,400	1,401	1,389	5,602	5,222
Adjusted segment pre-tax operating income/(loss)	$(30)	$1,949	$874	$2,741	$6,166

This presentation includes non-GAAP measures. The non-GAAP measures are not meant to be considered in isolation or as a substitute for the corresponding U.S. GAAP measures, and should be read only in conjunction with our consolidated financial statements prepared in accordance with U.S. GAAP.

Piper Jaffray Companies
Notes to Non-GAAP Financial Schedules

(1)
Selected Summary Financial Information are non-GAAP measures. Management believes that presenting results and measures on an adjusted basis in conjunction with U.S. GAAP measures provides the most meaningful basis for comparison of its operating results across periods.

(2)	A non-GAAP measure which excludes revenues related to noncontrolling interests (see (11) below).

(3)	A non-GAAP measure which excludes compensation expense from acquisition-related agreements.

(4)
A non-GAAP measure which excludes (a) non-compensation expenses related to noncontrolling interests (see (11) below), (b) non-compensation expenses from acquisition-related agreements, (c) amortization of intangible assets related to acquisitions and (d) goodwill impairment charges.

(5)
A non-GAAP measure which excludes (a) revenues and expenses related to noncontrolling interests (see (11) below), (b) compensation and non-compensation expenses from acquisition-related agreements, (c) amortization of intangible assets related to acquisitions and (d) goodwill impairment charges.

(6)	A non-GAAP measure which represents adjusted income before adjusted income tax expense as a percentage of adjusted net revenues.

(7)
A non-GAAP measure which excludes the income tax benefit from (a) compensation and non-compensation expenses from acquisition-related agreements, (b) amortization of intangible assets related to acquisitions and (c) goodwill impairment charges. This also excludes the impact of a one-time remeasurement of deferred tax assets due to a lower federal corporate tax rate resulting from the enactment of the Tax Cuts and Jobs Act, as well as the impact of a deferred tax valuation allowance.

(8)
A non-GAAP measure which represents net income earned by the Company excluding (a) compensation and non-compensation expenses from acquisition-related agreements, (b) amortization of intangible assets related to acquisitions, (c) goodwill impairment charges, (d) the impact of the enactment of the Tax Cuts and Jobs Act, (e) the impact of a deferred tax valuation allowance and (f) the income tax expense/(benefit) allocated to the adjustments.

(9)
Effective tax rate is a non-GAAP measure which is computed based on a quotient, the numerator of which is adjusted income tax expense and the denominator of which is adjusted income before adjusted income tax expense.

(10)
Piper Jaffray Companies calculates earnings per common share using the two-class method, which requires the allocation of consolidated adjusted net income between common shareholders and participating security holders, which in the case of Piper Jaffray Companies, represents unvested stock with dividend rights. No allocation of undistributed earnings is made for periods in which a loss is incurred, or for periods in which the special cash dividend exceeds adjusted net income resulting in an undistributed loss.

(11)	Noncontrolling interests include revenue and expenses from consolidated alternative asset management entities that are not attributable, either directly or indirectly, to Piper Jaffray Companies.

(12)
A non-GAAP measure which excludes (a) expenses related to noncontrolling interests (see (11) above), (b) compensation and non-compensation expenses from acquisition-related agreements and (c) amortization of intangible assets related to acquisitions.

(13)	A non-GAAP measure which excludes (a) amortization of intangible assets related to acquisitions and (b) goodwill impairment charges.